WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial
information extracted from the fiscal
996 financial statements of GFS, Inc.
 and is qualified in its entirety by
reference to such financial statements.
</LEGEND>
<CIK>
<NAME>                        0<F2>
<MULTIPLIER>                                     1,000
<CURRENCY>                                U.S. Dollars

<PERIOD-TYPE>                   Year
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-01-1995
<PERIOD-END>                               JUN-30-1996
<EXCHANGE-RATE>                                      0<F3>
<CASH>                                             140
<SECURITIES>                                         0
<RECEIVABLES>                                   22,583
<ALLOWANCES>                                         0
<INVENTORY>                                     27,783<F4>
<CURRENT-ASSETS>                                51,309<F5>
<PP&E>                                          37,558
<DEPRECIATION>                                  14,522
<TOTAL-ASSETS>                                  78,711<F6>
<CURRENT-LIABILITIES>                           23,615<F7>
<BONDS>                                         20,618<F8>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           149<F9>
<OTHER-SE>                                      36,631<F10>
<TOTAL-LIABILITY-AND-EQUITY>                    78,711
<SALES>                                        169,321
<TOTAL-REVENUES>                               169,321
<CGS>                                           97,308
<TOTAL-COSTS>                                  136,487<F11>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,608
<INCOME-PRETAX>                                 19,203
<INCOME-TAX>                                         0<F12>
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    19,203
<EPS-PRIMARY>                                    12.88<F13>
<EPS-DILUTED>                                        0


<F1>  Not applicable.

<F2>  Not applicable.

<F3>  Not applicable. All figures for GFSI, Inc. are in U.S. dollars.

<F4>  Figure for receivables is net of allowances for doubtful accounts.

<F5>  Includes prepaid expenses of 802.

<F6>  Includes cash surrender of key persons life insurance policies of $4,268.

<F7>  Includes short-term borrowings of $7,000 and current portion of long-term debt of $1,658.

<F8>  Includes outstanding debt (including current portion) as of December 30,
     1996 of (i) $4,286 under a bank credit agreement, (ii) $8,000 under a line of credit, (iii) $9,550 under a mortgage and (iv) $440 in industrial revenue bonds.

<F9>  As of December 30, 1996, GFSI had 1,491,000 shares of common stock, $.10 par value per share, outstanding.

<F10> Consists of $1,586 of additional paid in capital and $35,045 of retained earnings.

<F11> In fiscal 1996, GFSI's total costs consisted of (i) $97,308 of cost of goods sold, (ii) $16,963 of selling expenses and (iii) $22,216 of general and administrative expenses.

<F12> GFSI, Inc.'s predecessor, Winning Ways, Inc., was a subchapter S corporation and paid no income tax in fiscal 1996.

<F13> Earnings per share for fiscal 1996 were 12.88.

